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                                                                      EX-99.B5-m

                                   AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                   JACKSON NATIONAL FINANCIAL SERVICES, INC.
                                      AND
                               PPM AMERICA, INC.


     AMENDMENT effective as of May 1, 1997, by and between JACKSON NATIONAL FINANCIAL SERVICES, INC., a Delaware corporation and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement executed as of February 17, 1995 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS, the Agreement provides that the Adviser will pay the Sub-Adviser for the services provided and the expenses assumed pursuant to the Agreement a sub-advisory fee as set forth on Schedule B to the Agreement and the Sub-Adviser agrees to accept such sub-advisory fee as full compensation for such services and expenses; and

     WHEREAS, effective May 1, 1997, the Adviser desires to appoint Sub-Adviser to provide and Sub-Adviser agrees to provide sub-investment advisory services to an additional investment portfolio of the JNL Series Trust and to terminate the Sub-Adviser's services with respect to an existing investment portfolio of the JNL Series Trust.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement shall be amended and replaced with Schedule A dated May 1, 1997, attached hereto.

     2. Schedule B to the Agreement shall be amended and replaced with Schedule B dated May 1, 1997, attached hereto.


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     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this
Amendment to be executed as of this 18th day of April, 1997.


JACKSON NATIONAL FINANCIAL           PPM AMERICA, INC.
SERVICES, INC.


By:  /s/ John A. Knutson             By:  /s/ Mark Mandich
   --------------------------           ---------------------------

Name:      John A. Knutson           Name:     Mark Mandich
     ------------------------              ------------------------

Title:     President                 Title:    Sr. Vice President
      -----------------------              -------------------------


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                                 SCHEDULE A
                              DATED MAY 1, 1997
                                     TO
                      INVESTMENT SUB-ADVISORY AGREEMENT
                                   BETWEEN
                  JACKSON NATIONAL FINANCIAL SERVICES, INC.
                                     AND
                              PPM AMERICA, INC.




                        PPM America/JNL Balanced Series
                     PPM America/JNL High Yield Bond Series
                      PPM America/JNL Money Market Series

                                   SCHEDULE B
                               DATED MAY 1, 1997
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                   JACKSON NATIONAL FINANCIAL SERVICES, INC.
                                      AND
                               PPM AMERICA, INC.




                        PPM America/JNL Balanced Series


                  Average Daily Net Assets        Annual Rate
                  ------------------------        -----------

                  $0 to $50 Million                 .25%
                  $50 Million to $150 Million       .20%
                  $150 Million to $300 Million      .175%
                  $300 Million to $500 Million      .15%
                  Amounts over $500 Million         .125%




                     PPM America/JNL High Yield Bond Series


                  Average Daily Net Assets        Annual Rate
                  ------------------------        -----------

                  $0 to $50 Million                 .25%
                  $50 Million to $150 Million       .20%
                  $150 Million to $300 Million      .175%
                  $300 Million to $500 Million      .15%
                  Amounts over $500 Million         .125%




                      PPM America/JNL Money Market Series


                  Average Daily Net Assets        Annual Rate
                  ------------------------        -----------

                  $0 to $50 Million                 .20%
                  $50 Million to $150 Million       .15%
                  $150 Million to $300 Million      .125%
                  $300 Million to $500 Million      .10%
                  Amounts over $500 Million         .075%